LETTER OF TRANSMITTAL
Tender of Shares of Common Stock
of
MOUNT LOGAN CAPITAL INC.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
YORK CITY TIME, ON FEBRUARY 2, 2026 (the “EXPIRATION TIME”), UNLESS
EXTENDED OR TERMINATED.

The Depositary for the Offer is: Odyssey Transfer and Trust Company
***By Mail: By 5:00 p.m. NYC time on Expiration Time Odyssey Transfer and Trust Company Attn: Corporate Actions 2155 Woodlane Drive, Suite 100 Woodbury, MN 55125	***By Hand or Overnight Courier: By 5:00 p.m. NYC time on Expiration Time Odyssey Transfer and Trust Company Attn: Corporate Actions 2155 Woodlane Drive, Suite 100 Woodbury, MN 55125
Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary. Delivery to the Company, the Dealer Manager or the
Information Agent (each as defined in the Offer to Purchase (as defined below)) will not constitute a valid delivery. You must sign this Letter of Transmittal in the appropriate space provided below, with signature guarantee if required, and complete the enclosed Form W-9.
PART A
The instructions contained within this Letter of Transmittal should be read carefully before this Letter of
Transmittal is completed.
DESCRIPTION OF SHARES TENDERED

Account Registration Please make any address correction below	Certificate(s) and Share(s) Tendered (Please attach additional signed list, if necessary)
	Certificate Number(s) and/or indicate Book-Entry shares	Total Number of Shares Represented by Certificate(s)	Number of Shares Tendered(1)(2)

		Total Shares Tendered:	____________________

(1)If shares are held in Book-Entry form, you must indicate the number of shares you are tendering. Only
“round lot” tenders of 100 shares or multiples of 100 shares will be accepted. Tenders of less than
100 shares or that are not multiples of 100 will be rejected. By signing and submitting this Letter of
Transmittal you warrant that these shares will not be sold unless properly withdrawn from the
Offer. See Instruction 4 and Instruction 12.
☐ Check here if your tender is conditional and complete Part B, Conditional Tender.
(2)If you wish to tender fewer than all shares represented by any Certificate listed above, please indicate in this column the number of shares you wish to tender. Only “round lot” tenders of 100 shares or multiples of 100 shares will be accepted. See Instruction 4.
☐ Check here if Certificates have been lost or mutilated.
Lost Certificates. I have lost my Certificate(s) for _______ shares and require assistance in replacing them.

The names and addresses of the registered holders of the tendered Shares should be printed, if not already printed above, exactly as they appear on the Certificates (as defined below) tendered hereby.
This Letter of Transmittal is to be used by shareholders if Certificates for Shares are to be forwarded herewith or if shares are held in book-entry form on the records of the Depositary.
Holders of Shares whose certificates for such Shares (the "Certificates") are not immediately available, or who cannot complete the procedure for book-entry transfer on a timely basis, or who cannot deliver all other required documents to the Depositary prior to the Expiration Time (as defined in the Offer to
Purchase), must tender their Shares according to the guaranteed delivery procedure set forth in “Section
3–Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase. See Instruction 2.
SHAREHOLDER SIGNATURE(S) for PART A
(Also complete Form W-9, or Form W-8, as applicable)

Signature:
Capacity/Title:

Signature:
Capacity/Title:

Address:
(Must be signed by the registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-
in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

GUARANTEE OF SIGNATURE(S)
(If required - See Instructions 1 and 5)
APPLY MEDALLION GUARANTEE STAMP BELOW
This letter of transmittal (as amended or supplemented from time to time, this "Letter of Transmittal") is to be completed by shareholders of Mount Logan Capital Inc., a Delaware corporation (“Mount Logan”), if certificates ("Certificates") representing shares of common stock, par value $0.001 per share (each, a
"Share" and collectively, the "Shares"), are to be forwarded with this Letter of Transmittal or shares are held in book-entry form on the records of the Depositary. If delivery of Shares is to be made by book-
entry transfer to an account maintained by Odyssey Transfer and Trust Company (the "Depositary") at
The Depository Trust Company ("DTC") pursuant to the procedures set forth under “Section 3–
Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase, dated December 29,
2025 (the "Offer to Purchase"), shareholders may use an Agent's Message (as defined in “Section 3–
Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase) or this Letter of
Transmittal. Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the Depositary.
Shareholders of Mount Logan whose Certificates are not immediately available or whose time will not permit all required documents to reach the Depositary at or before the expiration of the Offer or who cannot complete the procedure for book-entry transfer at or before the expiration of the Offer must tender their Shares according to the guaranteed delivery procedures set forth under “Section 3–Procedures for
Accepting the Offer and Tendering Shares” of the Offer to Purchase. See Instruction 2 below.
If any Certificate you are tendering with this Letter of Transmittal has been lost, stolen, destroyed or mutilated, you should contact Odyssey Transfer and Trust Company, Mount Logan’s stock transfer agent
(the “Transfer Agent”) at 888-290-1175, regarding the requirements for replacement. You may be required to post a bond to secure against the risk that the Certificate may be subsequently recirculated.
You are urged to contact the Transfer Agent immediately to receive further instructions, for determination of whether you will need to post a bond and to permit timely processing of this documentation. The
Depositary may charge holders an administrative fee for processing payment with respect to Shares represented by lost certificates.

NOTE: PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS LETTER OF
TRANSMITTAL CAREFULLY.
SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 5 and 6)
To be completed ONLY if the check for payment is to
be issued in the name of someone other than the
undersigned.
Issue Payment To:
Name:  __________________________________
Address:  ________________________________
________________________________________
*Recipient must complete the enclosed Form W-9 or a Form
W-8, as applicable.*
SPECIAL DELIVERY INSTRUCTIONS
To be completed ONLY if the check is to be sent to
someone other than the undersigned or to the undersigned
at an address other than that shown under "Description of
Shares Tendered."
Mail To:
Name:  __________________________________
Address:  ________________________________
________________________________________

PART B
CONDITIONAL TENDER
(See Instruction 11)
A shareholder may tender shares subject to the condition that a specified minimum number of the shareholder’s shares tendered pursuant to this Instruction Form must be purchased if any shares tendered are purchased from such shareholder, all as described in the Offer to Purchase, particularly in Section 6 thereof. Any shareholder desiring to make a conditional tender must so indicate by checking the box below. Unless the minimum number of shares indicated below is purchased by the Company in the Offer, none of the shares tendered by such shareholder will be purchased. It is the shareholder’s responsibility to calculate the minimum number of shares, in multiples of 100 shares, that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the shareholder’s tender will be deemed unconditional.
☐ The minimum number of shares that must be purchased from me, if any are purchased from me, is: _________ shares.
If, because of proration, the minimum number of shares designated will not be purchased, the
Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked this box:
☐ The tendered shares represent all shares held by the undersigned.
THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE
TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH
RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES,
SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY.
SHAREHOLDER SIGNATURE(S) for PART B (CONDITIONAL TENDER)

Signature:
Capacity/Title:

Signature:
Capacity/Title:

Address:

PART C
ACKNOWLEDGEMENTS
The undersigned hereby tenders to Mount Logan Capital Inc., a Delaware corporation
(“Purchaser” or the “Company”) the above-described shares of common stock, par value $0.001 per share, of the Company (the “Shares”), pursuant to Purchaser's offer to purchase the outstanding Shares at
$9.43 per Share, payable net to the holder thereof in cash, without interest, subject to any withholding of taxes required by applicable law, upon the terms and subject to the conditions set forth in the offer to purchase, dated December 29, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (as amended or supplemented from time to time, this “Letter of Transmittal,” and together with the Offer to Purchase, the “Offer”).
Subject to, and effective upon, acceptance for payment of the Shares tendered with this Letter of
Transmittal, in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Purchaser all right, title and interest in and to all the Shares that are being tendered by this Letter of Transmittal and irrevocably appoints Odyssey Transfer and Trust Company (the
"Depositary") as the true and lawful agent, attorney-in-fact and proxy of the undersigned with respect to such Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest in the Shares tendered by this Letter of Transmittal), to (i) deliver certificates (the "Certificates") representing the Shares, or transfer ownership of such Shares on the account books maintained by The Depository Trust Company, together, in either case, with all accompanying evidences of transfer and authenticity, to or upon the order of Purchaser; (ii) present such
Shares for transfer on the books of the Company; and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions of the Offer.
The undersigned hereby irrevocably appoints Purchaser's designees, and each of them, as agents, attorneys-in-fact and proxies of the undersigned, each with full power of substitution, in the manner set forth herein, to the full extent of the rights of the undersigned with respect to Shares that the undersigned tenders and Purchaser accepts for payment. All such powers of attorney and proxies will be considered irrevocable and coupled with an interest in the Shares tendered by this Letter of Transmittal. This appointment will be effective when Purchaser accepts the Shares tendered by this Letter of Transmittal for payment in accordance with the terms of the Offer. Upon acceptance for payment, all other powers of attorney and proxies given by the undersigned with respect to the Shares tendered by this Letter of
Transmittal prior to such payment will be revoked, without further action, and no subsequent powers of attorney and proxies may be given by the undersigned (and, if given, will not be deemed effective).
Purchaser's designees will, with respect to the Shares tendered by this Letter of Transmittal and rights for which the appointment is effective, be empowered to exercise all of the voting and other rights of the undersigned as they, in their sole discretion, may deem proper at any annual or special meeting of shareholders of the Company, or any adjournment or postponement thereof, or by consent in lieu of any such meeting of shareholders of the Company or otherwise. For Shares to be deemed validly tendered by this Letter of Transmittal, immediately upon the acceptance for payment of such Shares, Purchaser or its designee must be able to exercise full voting rights with respect to such Shares, including voting at any meeting of shareholders of the Company.
The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered by this Letter of Transmittal, and that when such
Shares are accepted for payment by Purchaser, Purchaser will acquire good, marketable and unencumbered title to such Shares, free and clear of all liens, restrictions, charges and encumbrances, and that none of such Shares will be subject to any adverse claim. The undersigned, upon request, shall execute and deliver all additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered by this Letter of
Transmittal.
No authority conferred or agreed to be conferred in this Letter of Transmittal shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable. See “Section 4–Withdrawal Rights” of the Offer to Purchase.
The undersigned understands that tenders of Shares pursuant to any one of the procedures described in the Offer to Purchase under “Section 3–Procedures for Accepting the Offer and Tendering Shares” of
the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute the undersigned's acceptance of the terms and conditions of the Offer. Purchaser's acceptance of such Shares for payment will constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer. Without limiting the foregoing, if the price to be paid in the Offer is amended in accordance with the Offer, the price to be paid to the undersigned will be the amended price notwithstanding the fact that a different price is stated in this Letter of Transmittal. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, Purchaser may not be required to accept for payment any of the Shares tendered by this Letter of Transmittal.
Unless otherwise indicated in this Letter of Transmittal in the box entitled "Special Payment
Instructions," please issue the check for the purchase price of all Shares purchased in the name(s) of the registered holder(s) appearing above under "Description of Shares Tendered." Similarly, unless otherwise indicated in the box entitled "Special Delivery Instructions," please mail the check for the purchase price of all Shares purchased to the address(es) of the registered holder(s) appearing above under "Description of Shares Tendered."
Signature:
Name(s):

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER
1.Guarantee of Signatures.        No signature guarantee is required on this Letter of Transmittal if this Letter of Transmittal is signed by the registered holder(s) of Shares tendered herewith, unless such registered holder(s) has completed the box entitled "Special Payment Instructions" on the
Letter of Transmittal. See Instruction 5.
2.Requirements of Tender.        This Letter of Transmittal is to be completed by shareholders if certificates are to be forwarded herewith or shares are held in book-entry form on the records of the Depositary. Certificates, as well as this Letter of Transmittal (or a facsimile hereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth herein prior to the Expiration Time. Shareholders whose Certificates are not immediately available, or who cannot complete the procedure for book-entry transfer on a timely basis or who cannot deliver all other required documents to the Depositary prior to the Expiration Time, may tender their Shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in “Section 3–Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase. Pursuant to such procedure: (i) such tender must be made by or through an eligible institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, must be received by the Depositary prior to the
Expiration Time; and (iii) the Certificates evidencing all tendered Shares, in proper form for transfer, in each case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Depositary within two (2) trading days after the Expiration Time. If Certificates are forwarded separately to the Depositary, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.
By signing and submitting this Letter of Transmittal you warrant that these Shares will not be sold, including through limit order request, unless properly withdrawn from the Offer.
The method of delivery of this Letter of Transmittal, Certificates and all other required documents is at the option and the risk of the tendering shareholder, and the delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
LETTERS OF TRANSMITTAL MUST BE RECEIVED IN THE OFFICE OF THE
DEPOSITARY BY 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION TIME OF THE
OFFER. GUARANTEED DELIVERIES WILL BE ACCEPTED VIA EMAIL UNTIL 5:00 P.M.,
NEW YORK CITY TIME, ON THE EXPIRATION TIME AT
USCORPORATEACTIONS@ODYSSEYTRUST.COM.
No alternative or contingent tenders will be accepted and no fractional Shares will be exchanged.
All tendering shareholders, by execution of this Letter of Transmittal (or a facsimile hereof), waive any right to receive any notice of the acceptance of their Shares for payment.

3.Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Shares and any other required information should be listed on a separate signed schedule attached hereto.
4.Partial Tenders. If fewer than all of the shares evidenced by any certificate and/or book-entry are to be tendered, fill in the number of shares that are to be tendered, in multiples of 100, in the column entitled "Number of Shares Tendered" in the box entitled “Description of Shares
Tendered” above. In that case, if any tendered Shares are purchased, a Direct Registration Book
Entry Statement for the remainder of the shares (including any shares not purchased) evidenced by the old certificate(s) will be issued and sent to the registered holder(s) promptly after the
Expiration Time. In each case, shares will be returned or credited without expense to the shareholder.
5.Signatures on Letter of Transmittal, Stock Powers and Endorsements.  If this Letter of
Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s)
must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.
If any of the Shares tendered hereby are held of record by two or more joint owners, all such owners must sign this Letter of Transmittal.  If any of the tendered Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of
Transmittal as there are different registrations.
If this Letter of Transmittal or any certificates or stock powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted. If this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment is to be made or certificates for Shares not tendered or not accepted for payment are to be issued in the name of a person other than the registered holder(s). Signatures on any such Certificates or stock powers must be guaranteed by an eligible institution.
If this Letter of Transmittal is signed by a person other than the registered holder(s) of the
Certificate(s) listed and transmitted hereby, the Certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s)
on the Certificate(s). Signature(s) on any such Certificates or stock powers must be guaranteed by an eligible institution.
6.Special Payment.  If a check is to be issued in the name of a person other than the signer of this
Letter of Transmittal the appropriate boxes on this Letter of Transmittal must be completed.
7.Requests for Assistance or Additional Copies.  Questions and requests for assistance or additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery,
IRS Form W-9 and the Guidelines for Certification of Taxpayer Identification Number on Form
W-9 may be directed to the Information Agent at the addresses and phone numbers set forth below, or from brokers, dealers, commercial banks or trust companies.

8.Waiver of Conditions. Subject to the terms and conditions of the Offer to Purchase, the Company reserves the right, in their sole discretion, to waive, at any time or from time to time, any of the specified conditions of the Offer, in whole or in part, in the case of any Shares tendered.
9.Lost, Destroyed or Stolen Certificates.  If your Certificates are lost, please check the box and complete below Box A. If there are additional forms or fees needed, you will be contacted.
10.Withdrawal of Shares Tendered. Shares tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Time. After an effective withdrawal you may resubmit to the
Depositary a completed replacement of this document and any other documents required by the
Offer for properly tendering Shares prior to the Expiration Time.
11.Conditional Tenders.  If you wish to tender shares on a conditional basis as allowed under Part B, you must indicate the minimum number of shares to be purchased.  Any conditional tenders are subject to the offer terms and conditions, including the provision that only “round lot” tenders of
100 shares or multiples of 100 shares will be accepted for tender.  If Part B is completed, you must also have completed Part A to participate in the tender offer.  Part B is optional and not required to participate in the tender offer.
12.Round Lot Tenders.  A round lot is a standard unit of measurement of 100 shares. Under the terms of this Offer, only “round lot” amounts of shares will be accepted for tender and payment.
Tenders of less than 100 shares or that are not multiples of 100 will be rejected.
Important:  This Letter of Transmittal together with any required signature guarantees, and any other required documents, must be received by the Depositary prior to the Expiration Time and
Certificates for tendered Shares must be received by the Depositary prior to the Expiration Time, or the tendering shareholder must comply with the procedures for guaranteed delivery.
IMPORTANT TAX INFORMATION
Under the U.S. federal income tax law, unless an exemption applies, a shareholder whose tendered
Shares are accepted for payment is required to provide the Depositary with such shareholder's correct TIN on the Form W-9. If such shareholder is an individual, the TIN is such shareholder's Social Security
Number. If the Depositary is not provided with the correct TIN, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such shareholder may be subject to backup withholding based on 24% of the reportable amount.
Certain shareholders (for example, corporations) are not subject to these backup withholding and reporting requirements. For a non-U.S. person to claim nonresident alien (or foreign) tax status and qualify for an exemption from backup withholding, such individual must submit an appropriate and properly completed IRS Form W-8, attesting to that individual's foreign status. Normally, a foreign individual or corporation will provide a Form W-8BEN. Intermediary entities will provide a Form
W-8IMY for the entity and a Form W-8BEN or Form W-9 for each beneficial owner along with a withholding statement. Form W-8 may be found online at irs.gov.
If backup withholding applies, the Depositary is required to withhold 24% of any reportable payments made to the shareholder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the

Internal Revenue Service when completing a tax return for that applicable year, based on the withholding amount reported on Form 1099. Questions and requests for assistance may be directed to the Information
Agent at its addresses and telephone numbers set forth below.
U.S. federal income tax will be withheld in an amount equal to 30% of the gross payments payable to a non-U.S. shareholder or its agent unless, among other options, such holder meets one of the Section
302 Tests (as defined in the Offer to Purchase). In order to obtain an exemption from withholding on the grounds that the Non-U.S. shareholder meets one of the Section 302 Tests, the shareholder must provide certification to an applicable withholding agent that it is not a U.S. person and that it satisfies one or more of the Section 302 Tests (the “Section 302 Certification”). If a Non-United States shareholder holds shares through a U.S. broker or custodian, the Non-U.S. shareholder should consult that broker or custodian to determine whether the broker or custodian offers a Section 302 Certification.
U.S. federal income tax will be withheld in an amount equal to 30% of the gross payments payable to a non-U.S. shareholder or its agent unless, among other options, such holder meets one of the Section
302 Tests (as defined in the Offer to Purchase). In order to obtain an exemption from withholding on the grounds that the Non-U.S. shareholder meets one of the Section 302 Tests, the shareholder must provide certification to an applicable withholding agent that it is not a U.S. person and that it satisfies one or more of the Section 302 Tests (the “Section 302 Certification”). If a Non-United States shareholder holds shares through a U.S. broker or custodian, the Non-U.S. shareholder should consult that broker or custodian to determine whether the broker or custodian offers a Section 302 Certification. The Company will not provide a Section 302 Certification. Accordingly, if a Non-U.S. shareholder tenders shares held in its own name, the Company will withhold 30% of the gross proceeds regardless of whether such shareholder satisfies the Section 302 Tests.
Requests for copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed
Delivery, the IRS Form W-9 and other tender offer materials (including any Section 302 Certification)
may also be directed to the Information Agent. A shareholder may also contact such shareholder's broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.
You may contact the Information Agent, Alliance Advisors LLC at toll-free 1-(855) 206-1845 or email at MLCI@allianceadvisors.com for questions.